                                                                      EXHIBIT 12

                                     PAMCO

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                               YEARS ENDED DECEMBER 31,
                                                     ---------------------------------------------
                                                        1996       1995       1994         1993
                                                     ----------   -------   ---------   ----------
Pretax income (loss)...............................  $2,827,632   $ 2,552   $(646,920)  $1,402,079
Add back interest..................................                13,294      13,095            0
                                                     ----------   -------   ---------   ----------
Earnings...........................................   2,827,632    15,846     633,825    1,402,079
Fixed charges......................................           0    13,294      13,095            0
Ratio of earnings to fixed charges.................         N/A      1.19         N/A          N/A

In 1993 and 1996 there were no fixed charges.